SCHEDULE 14 C INFORMATION
Information Statement Pursuant to Section 14(c)of the Securities and Exchange Act of 1934

Check the appropriate box:
[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
    (d)(2))
[X]  Definitive Information Statement

LEXON TECHNOLOGIES, INC.
--------------------------------------------
(Name of Registrant as Specified in Charter)

LEXON TECHNOLOGIES, INC.
----------------------------------------------------
(Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of Securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing:

(4)  Date:

                        LEXON TECHNOLOGIES, INC.

            NOTICE OF ACTION BY MAJORITY CONSENT OF SHAREHOLDERS
                               AND
              ANNOUNCEMENT OF SHAREHOLDERS' MEETING

TO THE SHAREHOLDERS OF LEXON TECHNOLOGIES, INC.:

     This information statement is being furnished to our stockholders in connection with our prior receipt of approval by written consent of the holders of a majority of our common stock to authorize a class of preferred stock and to elect directors. Pursuant to the above, we will:

     (1) Authorize a class of 10,000,000 shares of preferred stock with rights and privileges to be designated by the board of directors; and

     (2) Elect J. Jehy Lah, Kenneth J. Eaken, and, Kyu Hong Hwang to our board of directors.

     We are also announcing a shareholders' meeting to be held Tuesday, May 20, 2003, 9:00am PST, at the Dry Creek Room, Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, CA 92660.

     THIS INFORMATION STATEMENT IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 25, 2003. UNDER APPLICABLE FEDERAL SECURITIES LAWS, THE AUTHORIZATION OF A PREFERRED CLASS OF STOCK AND ELECTION OF DIRECTORS CANNOT BE MADE EFFECTIVE UNTIL AT LEAST 20 DAYS AFTER THIS INFORMATION STATEMENT IS SENT OR GIVEN TO OUR STOCKHOLDERS.

ACTION BY WRITTEN CONSENT, RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE

     Pursuant to Section 228 of the Delaware General Corporation Law, any action that may be taken at any meeting of our stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of our common stock) and delivered to us.

     Our Board of Directors fixed the close of business on the April 10, 2003 as the record date for the determination of holders of common stock entitled to vote on the authorization of a class of preferred shares and the election of directors by written stockholder consent. As of the record date, we had 19,788,778 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote per share. The affirmative vote of a majority of the outstanding shares of common stock was required to approve the authorization of the class of preferred stock and elect the slate of directors. By written consent in lieu of a meeting, the holders of a majority of the outstanding shares of common stock approved the each of the above actions.

                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    /S/Kenneth J. Eaken, President
April 25, 2003
Dallas, Texas

                        LEXON TECHNOLOGIES, INC.

                         INFORMATION STATEMENT

TO THE SHAREHOLDERS OF LEXON TECHNOLOGIES, INC.:

     This information statement is being furnished to our stockholders in connection with our prior receipt of approval by written consent of the holders of a majority of our common stock to authorize a class of preferred stock and to elect directors. Pursuant to the above, we will:

     (1) Authorize a class of 10,000,000 shares of preferred stock with rights and privileges to be designated by the board of directors; and

     (2) Elect J. Jehy Lah, Kenneth J. Eaken, and, Kyu Hong Hwang to our board of directors.

     We are also using this opportunity to announce a shareholders' meeting to be held Tuesday, May 20, 2003, 9:00am PST, at the Dry Creek Room, Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, CA 92660.

     THIS INFORMATION STATEMENT IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 25, 2003. UNDER APPLICABLE FEDERAL SECURITIES LAWS, THE AUTHORIZATION OF A PREFERRED CLASS OF STOCK AND ELECTION OF DIRECTORS CANNOT BE MADE EFFECTIVE UNTIL AT LEAST 20 DAYS AFTER THIS INFORMATION STATEMENT IS SENT OR GIVEN TO OUR STOCKHOLDERS.

ACTION BY WRITTEN CONSENT, RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE

     Pursuant to Section 228 of the Delaware General Corporation Law, any action that may be taken at any meeting of our stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of our common stock) and delivered to us.

     Our Board of Directors fixed the close of business on April 10, 2003 as the record date for the determination of holders of common stock entitled to vote on the implementation of the Agreement and Plan of Merger by written stockholder consent. As of the record date, we had 19,788,778 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote per share. The affirmative vote of a majority of the outstanding shares of common stock was required to approve the above actions. the holders of a majority of the outstanding shares of common stock approved the each of the above actions.

MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT APRIL 25, 2003 TO ALL SHAREHOLDERS OF RECORD AS OF APRIL 10, 2003.

1. AUTHORIZATION OF A CLASS OF PREFERRED SHARES
-----------------------------------------------
     In May 2002, we acquired all of the issued and outstanding stock of Phacon Corporation, a privately-held California corporation pursuant to a Merger Agreement. Following the merger, we intended to engage in the business of commercializing a proprietary device and proprietary software package that reduces the amount of electricity required to power various indoor lighting devices in commercial buildings, factories, and office structures, as well as outdoor street and parking lot lighting. However, market conditions and competition in the area of electrical devices has caused the board and management of the company to consider alternative business strategies and to actively seek potential business acquisitions or opportunities to enter in an effort to commence business operations outside the electrical products area.

     The selection of a business opportunity in which to participate is complex and risky. Additionally, as we have only limited resources, it may be difficult to find good opportunities. However, the board believes that the addition of a class of preferred shares to our authorized capitalization would give the company greater flexibility in structuring a business combination and perhaps enable us to reach an agreement, although no opportunity specifically requiring the issuance of preferred shares has yet been identified.

     Accordingly, the board and a majority of our shareholders have agreed to amend our authorized capitalization to include a class of 10,000,000 preferred shares. Shares of this preferred class may be issued, without shareholder action, from time to time in one or more series as may be determined by the board of directors. The board of directors is expressly granted authority, without shareholder action, and within the limits set forth in the Delaware Code, to:

 (a) designate in whole or in part, the powers, preferences, limitations, and relative rights, of the class of shares before the issuance of any shares of that class;

 (b) create one or more series within the class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

 (c) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of the shares or any wholly unissued series of the class of shares; or

 (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the class of shares available for designation as a part of the series.

     The board has not determined what rights and privileges it might designate for the preferred shares, or whether there will be one or more series of preferred shares with different rights and privileges. The board has no present intention or agreement to issue any preferred shares. However, in the event that an opportunity presents itself that requires the issuance of preferred shares, the board may make such designations without consulting shareholders, and may issue preferred shares that will have a dilutive effect on current common stockholders.

Recommendation of our Board of Directors and Management
-------------------------------------------------------
     OUR BOARD OF DIRECTORS AND MANAGEMENT WERE UNANIMOUS IN RECOMMENDING THE AUTHORIZATION OF A CLASS OF PREFERRED SHARES.

Written Consent of Majority Required
------------------------------------
     The written consent of a majority of the issued and outstanding shares of Common Stock on April 10, 2003 was required to approve the authorization of a class of preferred shares. Members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding stock entitled to vote on this matter have given their written consent and the change of capitalization will accordingly become effective 20 days after this Notice and Information Statement is mailed to our stockholders.

     The required Amended Certificate of Incorporation of Lexon Technologies, Inc. will be filed with the State of Delaware following the effective date. The text of the Amended Certificate is available upon written request from any person who sets forth a good faith representation that he or she is a beneficial owner of our common stock. Requests should be sent to Lexon Technologies, Inc., 2691 Richter Avenue, #124, Irvine, California 92606.


2. ELECTION OF DIRECTORS
------------------------
     The names and ages of our current executive officers and directors and the positions held by each of them are set forth below:

  Name                  Age   Position                     Dates Served
  ----                  ---   --------                     ------------
J. Jehy Lah              56   Chairman of the board        7/01 to present*
Kenneth J. Eaken         49   CEO, President, director     6/02 to present*
Kyu Hong Hwang           57   Director                     7/01 to present*

     Each of the above directors has been elected by a majority of the outstanding shares pursuant to written consent. Mr. Eaken was an officer and director of Lexon prior to its merger with Phacon. The listed date for his service represents the post-merger entity. Mr. Lah and Mr. Hwang have been directors since the inception of Phacon and continued in that capacity following the merger.

     All of our directors will hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The term of office for each Officer is one year and until a successor is elected and is qualified, subject to removal by the Board of Directors. We will reimburse Directors for their expenses associated with attending Directors' meetings. However, Directors have not, nor is it anticipated they will, receive any additional compensation for attending Directors' meetings.

Biographical Information
------------------------
     Set forth below is certain biographical information for each of our Officers and Directors.

     J. Jehy Lah, age 56, is the founder of Phacon Corporation and was elected Chairman and Chief Executive Officer in July, 2001, upon incorporation of the company (2001-present). Mr. Lah has been in the import/export business for 29 years and served various companies in various capacities, including Vice Chairman of NCR Korea, a joint venture between NCR Corporation (NYSE:NCR) and Dongah Computers Corporation (1989-1992), Chairman and CEO of Dongah Group of Companies (1990-1992), and Chairman and CEO of Novabrite, LLC (1999-present). Mr. Lah joined Dongah Group of Companies in 1974, and was elected a Board member in 1980 and Vice Chairman in 1989, while managing Dongah's international operations from his California office (1974-1992). He also founded East-West Trading Company, an import/export company, in 1974, and has been President and CEO ever since (1974-present). He began his professional career in 1973 with Korea Trade Promotion Corporation (KOTRA), after serving in the Army for 3 years as the interpreter for Commanding Generals (1970-
1973). Mr. Lah completed pre-medicine at University of Iowa in 1970, studied marketing and management at University of Maryland in 1973, and attended an Executive Program at the School of Business Administration, University of Southern California in 1986.

     Kenneth J. Eaken, age 49, was appointed as our President in February 2000, and was appointed as Chairman and Chief Executive Officer in September 2000. Mr. Eaken has served as our Senior Vice President of Business Development since joining the company in 1999. Prior to his association with the company, Mr. Eaken served as President and Chief Executive Officer of MapLinx Corporation (1991-1998), a marketing leader in retail desktop mapping software that is a subsidiary of a public PC based computer Software Company. Previously, Mr. Eaken's various executive management positions include his position as Vice President of Marketing for Sweda Group, Inc. (1987-1991), an international corporation, and Marketing Services Manager-International for the Official Airline Guides (OAG)(1978-1987), owned by Dun and Bradstreet, Inc., and AMR/American Airlines. Mr. Eaken received his Bachelor of Science degree in Marketing from Milton College (University of Wisconsin, 1973).

     Kyu Hong Hwang, age 57, is a successful private investor currently engaged in the ownership of Hongha restaurant in Seoul . As a private investor and entrepreneur Mr. Hwang owned Choyung Industrial Corporation representing Polaroid and Alcon in Korea. Mr. Hwang started his business career with Daewoo in the office of planning and coordination. Prior to his military service form 1969-1972, Mr. Hwang received a Law degree from Yunsei University in 1968.

Recommendation of our Board of Directors and Management
-------------------------------------------------------
     OUR BOARD OF DIRECTORS AND MANAGEMENT WERE UNANIMOUS IN RECOMMENDING THE SLATE OF DIRECTORS.

Written Consent of Majority Required
------------------------------------
     The written consent of a majority of the issued and outstanding shares of Common Stock on April 10, 2003 was required to elect the slate of directors. Members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding stock entitled to vote on this matter have given their written consent and the election of directors will accordingly become effective 20 days after this Notice and Information Statement is mailed to our stockholders.

                         EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid or accrued to our chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such periods (as determined at December 31, 2002, the end of our last completed fiscal year for which this report is being filed):

                                                             Long Term Compensation
                                                             ----------------------

                     Annual Compensation                    Awards       Payouts
                                                Other      Restricted
Name and                                        Annual      Stock     Options  LTIP    All other
Principal Position Year  Salary       Bonus($) Compensation Awards   /SARs    Payout Compensation
------------------ ----  ------       -------- ------------ ------   -------  ------  ----------
J. Jehy Lah         2002  $ 80,000*     -0-       -0-         -0-      -0-      -0-       -0-
Chairman            2001  $ 15,000      -0-       -0-         -0-      -0-      -0-       -0-

Ken Eaken           2002  $ 62,500**    -0-       -0-         -0-      -0-      -0-       -0-
C.E.O.              2001  $   -0-       -0-       -0-         -0-      -0-      -0-       -0-

*     $67,500 is being accrued.
**    All salary compensation is being accrued.



Bonuses and Deferred Compensation
---------------------------------
Accrued compensation in the table above reflects salary accrued but not paid.

Employment Agreements
---------------------
Ken Eaken signed an employment contract with Lexon in February 2000 which was amended September 2000 upon his appointment as Chief Executive Officer. The contract was for a term of three years, automatically renewing for additional one year terms subject to thirty days notice of termination. On completion of the merger with Phacon, Mr. Eaken was the only officer who continued as an employee of the company. At this filing date, Mr. Eaken's employment agreement is the only written employment agreement in place, calling for annual compensation of $125,000, and expiring in April 19, 2003. Mr. Eaken's salary is accruing but has not been paid.

Since July 1, 2002, J. Jehy Lah has been accruing salary at an annual rate of $135,000 per year, and a former director, Ben Hwang, has been accruing salary at an annual rate of $85,000 per year, pursuant to a resolution of the board of directors. These salary accruals will not be paid until such time as the company has funds available for that purpose.

Compensation Pursuant to Plans
------------------------------
None.

Pension Table
-------------
Not Applicable.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 10, 2003 the name and address and the number of shares of our Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 19,788,778 shares of our Common Stock issued and outstanding, and the name and shareholdings of each director and of all officers and directors as a group. Beneficial ownership numbers and calculation of % of class assume the exercise of any outstanding options and warrants and the concomitant increase in the number of outstanding shares.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------
Title of Class    Name and Address            Number of Shares     % of Class
--------------    ----------------            ----------------     ----------
Common Stock      J. Jehy Lah                     3,232,000(1)         16.53
                  2691 Richter Avenue, #124
                  Irvine, California 92606

Common Stock      Joshua Kim                      1,000,000             5.12
                  611 Hosugreen-Officetel
                  Gyeonggi-Do, Korea

Common Stock      Hieronim Teresinski             1,500,000             7.67
                  9 Saddletree Drive
                  N. York, Ontaria, Canada

Common Stock      Kenneth J. Eaken                2,576,260(2)         13.18
                  12131 Drujon Ln
                  Dallas, TX 75244

Common Stock      Ben Hwang                       2,366,250(3)         12.10
                  P.O. Box 17869
                  Irvine, CA 92623

Common Stock      Kyu Hong Hwang                  2,560,000            13.10
                  701 Kwanghwamoon, #145
                  Jongru-Ku, Seoul, Korea

Securities Ownership of Management
----------------------------------
Common Stock      J. Jehy Lah, Chairman                  -see above-

Common Stock      Kyu Hong Hwang, director               -see above-

Common Stock      Kenneth J. Eaken, director,            -see above-
                   President and C.E.O.
                                                  ---------            -----
Common Stock      Officers and Directors
                  As a Group (3 persons)          8,368,260            42.81
                                                  =========            =====
-----------------------------------------
footnotes appear on page following

(1) Mr. Lah is the manager and controlling member of JSL Group, LLC, an entity which holds 2,500,000 shares. JSL also holds a 50% interest in PAC21C, LLC, an entity which holds 1,465,000 shares. Mr. Lah is also the manager of PAC21, LLC.

(2) Mr. Eaken number includes shares representing his 25% membership interest in PAC21C, LLC, an entity which holds 1,465,000 shares.

(3) Mr. Hwang is the manager and controlling partner of J&B Hwang, LLC, a family limited liability company which holds 2,000,000 shares, and also has a 25% membership interest in PAC21C, LLC, an entity which holds 1,465,000 shares.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as indicated below, and for the periods indicted, there were no material transactions, or series of similar transactions, since the inception on July 18, 2001 through our fiscal year ended December 31, 2002, or any currently proposed transactions, or series of similar transactions, to which we are a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

In July 2001, we entered into a Management Agreement with J. Jehy Lah, our chairman, for a term of 1 year, terminable on 30 days notice by either party, under which Mr. Lah received cash compensation of $2,500 per month. Since July 2002, Mr. Lah is accruing salary at a rate of $135,000 per year pursuant to an oral agreement terminable at will.

Under the above Management Agreement, Mr. Lah also sub-leased office space to us for which we paid $2,000 per month. Since July 2002, we are sub-leasing office space on a month to month basis from Mr. Lah at a rate of $2,530 per month.

In July 2001, we entered into a Management Agreement with Joshua Kim, our former vice-president and former director, for a term of 1 year, terminable on 30 days notice by either party, under which Mr. Kim received cash compensation of $2,000 per month. Under the agreement, Mr. Kim also sub-leased office space to us in Seoul, Korea for which we paid $1,000 per month. This agreement expired June 30, 2002. Mr. Kim resigned as an officer and director effective December 1, 2002.

In October 2001, we acquired certain technology from Hieronim Teresinski who subsequently became a director, by issuing to Mr. Teresinski 1,500,000 shares of our restricted common stock valued at $0.25 per share, or $375,000, pursuant to an Assignment of Technology. In addition, we entered into a Consulting Agreement with Electronic Structures, a Canadian corporation of which Mr. Teresinski is a principal, to which we paid $10,000 per month for 3 months for further development of the technology subject to the Assignment of Technology. The agreement expired at the end of the three months and has not been renewed. Mr. Teresinski resigned as a director effective December 1, 2002.

Effective July 1, 2002, Ben Hwang entered into an oral consulting agreement with us calling for a payment of $85,000 over twelve months. Mr. Hwang was a director until his resignation effective December 1, 2002.

During fiscal 2001, we loaned money to Novabrite, LLC, a manufacturer and developer of reflective products used in road construction and other safety applications. J. Jehy Lah, our chairman, is also chairman and CEO of Novabrite, and Ben Hwang, a former director, is the President. At December 31, 2002 a loan balance of $34,769 is outstanding. The loan is non-interest bearing and payable on demand. The loan was made by Phacon Corporation prior to the merger with Lexon on May 29, 2002, and the company has since instituted a policy prohibiting such related party loans. Management believes the amount to be fully collectible.

In fiscal 2002, we loaned money to former officers and directors Joshua Kim and Ben Hwang. At December 31, 2002 loan balances totaling $18,000 are outstanding ($15,000 to Mr. Kim, $3,000 to Mr. Hwang). The loans are non-interest bearing and payable on demand. The loans were made by Phacon Corporation prior to the merger with Lexon on May 29, 2002, and the company has since instituted a policy prohibiting such related party loans. Management believes the amounts to be fully collectible.

At December 31, 2002, we owed money to J. Jehy Lah and Kenneth Eaken totaling $15,126 for expenses incurred by them on our behalf, primarily for travel costs. These amounts were non-interest bearing and subsequently paid in January 2003.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
-------------------------------------------------
Our Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in connection therewith, directors, officers, and beneficial owners of more than 10% of our Common Stock are required to file on a timely basis certain reports under
Section 16 of the Exchange Act as to their beneficial ownership of our Common Stock. We believe to the best of our knowledge that under the SEC's rules for reporting of securities transactions by directors and executive officers, all required reports for its fiscal year ended December 31, 2001 were timely filed.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The following table sets forth, for the respective periods indicated, the prices of our Common Stock in the over the counter market as reported by a market maker on the NASD'S OTC Bulletin Board (the "OTCBB") and the National Quotation Bureau's Pink Sheets for the periods for which this report is being filed. Such over the counter market quotations are based on inter-dealer bid prices, without markup, markdown or commission, and may not necessarily represent actual transactions. On May 24, 2001, our Common Stock was delisted from the OTCBB for failure to timely file our annual report. Our stock was relisted on the OTCBB on May 2, 2002. The quotes listed for the interim period are from the National Quotation Bureau's Pink Sheets.

                                                   Bid Quotation
                                                   -------------
Fiscal Year 2002                          High Bid              Low Bid
----------------                          --------              -------
Quarter ended 12/30/02                    $ 0.85                $ 0.10
Quarter ended 9/30/02                     $ 0.94                $ 0.15
Quarter ended 6/30/02*
 4/1/02 to 5/29/02 (pre-split)            $ 0.15                $ 0.01
 5/29/02 to 6/30/02 (post-split)          $ 1.50                $ 0.15
Quarter ended 3/31/02                     $ 0.55                $ 0.01

Fiscal Year 2001                          High Bid              Low Bid
----------------                          --------              -------
Quarter ended 12/31/01                  $ 0.15                $ 0.005
Quarter ended 9/30/01                     $ 0.01                $ 0.01
Quarter ended 6/30/01                     $ 0.12                $ 0.05
Quarter ended 3/31/01                     $ 0.46                $ 0.12

Fiscal Year 2000                          High Bid              Low Bid
----------------                          --------              -------
Quarter ended 12/30/00                    $ 1.37                $ 0.15
Quarter ended 9/30/00                     $ 1.50                $ 0.15
Quarter ended 6/30/00                     $ 2.00                $ 1.50
Quarter ended 3/31/00                     $ 2.75                $ 1.12

* Our stock was subject to a 10 for 1 reverse split effective May 29, 2002 in connection with our merger with Phacon Corporation, a private California corporation.


Trading of our common stock has been limited or sporadic.

The number of our shareholders of record at January 30, 2003 was approximately 200.

We have not paid any cash dividends to date and do not anticipate paying dividends in the foreseeable future.

During the three month period ended December 31, 2002, in a private placement to an unrelated accredited investor we sold 120,000 shares of our restricted common stock, for aggregate proceeds of $100,000 shares. The shares issued in the foregoing transaction were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in
Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

                               FORM 10-KSB

We will mail a copy of our annual report without charge upon written request from any person who sets forth a good faith representation that he or she is a beneficial owner of our common stock. Requests should be sent to Lexon Technologies, Inc., 2691 Richter Avenue, #124, Irvine, California 92606.


                       SPECIAL MEETING OF SHAREHOLDERS

We have scheduled a special meeting of shareholders Tuesday, May 20, 2003, 9:00am PST, at the Dry Creek Room, Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, CA 92660.

The meeting is intended to be informational. No matters are scheduled to be submitted to a vote of shareholders and no shareholders have submitted proposals for business to be transacted at the meeting. Our management does not know of any business other than referred to in this notice which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

                                 LEGAL MATTERS
None.

                                 OTHER MATTERS
None.

                                         LEXON TECHNOLOGIES, INC.
                                         By order of the Board of Directors

                                         /S/ Kenneth J. Eaken, President

Dallas, Texas
April 25, 2003